Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230590 on Form S-8 and Registration Statement No. 333-229697 on Form F-3 of our reports dated July 10, 2020, relating to the financial statements of Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and the effectiveness of the MUFG’s internal control over financial reporting appearing in the Annual Report on Form 20-F of MUFG for the year ended March 31, 2020.

/s/Deloitte Touche Tohmatsu LLC

Tokyo, Japan

July 10, 2020